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As filed with the Securities and Exchange Commission on November 20, 2001

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELASTIC NETWORKS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2418576 (I.R.S. Employer Identification No.)

6120 Windward Parkway, Suite 100, Alpharetta, Georgia 30005
(Address of Principal Executive Offices Including Zip Code)

1999 Stock Incentive Plan,
Amended and Restated Employee Stock Purchase Plan, and
Stock Option Plan
(Full Title of the Plans)

GUY D. GILL
Elastic Networks Inc.
6120 Windward Parkway, Suite 100
Alpharetta, Georgia 30005
(678) 297-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

W. TINLEY ANDERSON, III, ESQ.
Hunton & Williams
Bank of America Plaza
Suite 4100
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
(404) 888-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.01 par value	2,100,000 shares	$0.55	$1,155,000	$289.00

(1)
Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $0.55 per share, which was the average of the high and low prices of the Registrant's Common Stock as quoted on the Nasdaq National Market on November 13, 2001.

Explanation Statement

    This Registration Statement on Form S-8 is being filed by Elastic Networks Inc., a Delaware corporation (the "Registrant"), to register an aggregate of 2,100,000 shares of the Registrant's Common Stock, which is comprised of 1,000,000 shares of Common Stock issuable under the Registrant's 1999 Stock Incentive Plan, 100,000 shares of Common Stock issuable under the Registrant's Amended and Restated Employee Stock Purchase Plan, and 1,000,000 shares of Common Stock issuable under the Registrant's Stock Option Plan. All of the securities being registered pursuant to this Registration Statement on Form S-8 constitute additional securities of the same class as those of the Registrant's securities for which a Registration Statement on Form S-8 (Registration No. 333-48642) was filed by the Registrant on October 26, 2000. The contents of such Registration Statement on Form S-8 (Registration No. 333-48642) are hereby incorporated by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Registrant with the Commission are incorporated by reference and made a part hereof:

      (i)  The Registrant's Annual Report on Form 10-K, filed with the Commission on March 29, 2001; and

      (ii)  The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2001, August 9, 2001 and November 14, 2001; and

      (iii)  The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on September 27, 2000.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8. EXHIBITS.

    The following exhibits are filed herewith or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(i) of the Registrant's Annual Report on Form 10-K, filed with the Commission on March 29, 2001).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3(ii) of the Registrant's Annual Report on Form 10-K, filed with the Commission on March 29, 2001).
4.3
Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).
4.4	1999 Stock Incentive Plan.*
4.5	Amended and Restated Employee Stock Purchase Plan.*
4.6	Stock Option Plan.*
5	Opinion of Hunton & Williams, as counsel with respect to the securities being registered.*
23.1	Consent of Deloitte & Touche, LLP, independent accountants.*
23.2	Consent of Hunton & Williams (included in Exhibit 5).*
*
Filed herewith.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 20th day of November, 2001.

ELASTIC NETWORKS INC.
By:	/s/ GUY D. GILL Guy D. Gill President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GUY D. GILL Guy D. Gill	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	November 20, 2001
/s/ DARRELL BORNE Darrell Borne	Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)	November 20, 2001
/s/ STEVEN J. BENSON Steven J. Benson	Director	November 20, 2001
/s/ THOMAS M. MANLEY Thomas M. Manley	Director	November 20, 2001
/s/ GERALD A. POCH Gerald A. Poch	Director	November 20, 2001
/s/ JEROME L. RHATTIGAN Jerome L. Rhattigan	Director	November 20, 2001
/s/ KEVIN D. ELOP Kevin D. Elop	Director	November 20, 2001
/s/ CHARLES G. BETTY Charles G. Betty	Director	November 20, 2001

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(i) of the Registrant's Annual Report on Form 10-K, filed with the Commission on March 29, 2001).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3(ii) of the Registrant's Annual Report on Form 10-K, filed with the Commission on March 29, 2001).
4.3
Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).
4.4	1999 Stock Incentive Plan.*
4.5	Amended and Restated Employee Stock Purchase Plan.*
4.6	Stock Option Plan.*
5	Opinion of Hunton & Williams, as counsel with respect to the securities being registered.*
23.1	Consent of Deloitte & Touche, LLP, independent accountants.*
23.2	Consent of Hunton & Williams (included in Exhibit 5).*
*
Filed herewith.

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Explanation Statement
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX